EXHIBIT 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com
Hardinge Appoints Three New Independent Members to Board of Directors
Addition of Richard R. Burkhart, B. Christopher DiSantis and James Silver
Broaden Manufacturing, Operations and Financial Experience of Board

ELMIRA, N.Y., July 7, 2016 - Hardinge Inc. (NASDAQ: HDNG), a leading global designer and manufacturer of advanced metal-cutting solutions and accessories, announced the addition of Richard R. Burkhart,
B. Christopher DiSantis and James Silver to serve on its Board effective today. With these appointments, the Company’s Board of Directors now consists of nine members of which eight are independent.
John J. Perrotti, Chairman of the Board of Directors, commented, “We are fortunate to add this extensive knowledge and capability to the Board. Our new directors bring experience in leading industrial companies with strong track records for sales growth, operational improvements and successfully creating shareholder value. We look forward to their contributions that we believe will greatly benefit Hardinge.”
Richard R. Burkhart is Principal of Stoutheart Corporation, a private holding company that owns and operates various companies in the metals, forging and other industries. Mr. Burkhart has previously led or been a principal in a number of manufacturing companies including New Century Metals and Wotan North America, Stewart Bolling Company, Pratt & Whitney Engineering, Warner & Swasey Grinding as well as Force Tool and Century Simplimatic. He is currently a director of NMGG Ltd, a private, diversified machine tool manufacturer. Mr. Burkhart earned a BA in Economics from Denison University and an MBA from the Harvard Business School.
B. Christopher DiSantis is the Chief Executive Officer of H-D Advanced Manufacturing, a diversified motion control technology enterprise providing highly engineered products to the Aerospace and Industrial markets. Mr. DiSantis previously served as the CEO of Latrobe Specialty Metals, a manufacturer of premium alloys, until its successful merger with Carpenter Technology in 2012. He is also the former President of NYSE-traded Hawk Corporation, a global designer and manufacturer of friction technology solutions, which was acquired by Carlisle Companies in 2010. He holds an AB in Mathematics and Economics from Dartmouth College.
James Silver has been a Senior Managing Director of Egret Capital, a private equity firm, since 2006. Prior to joining Egret, Mr. Silver was Managing Director at private equity firm Charterhouse Group,

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Hardinge Appoints Three New Independent Members to Board of Directors
July 7, 2016

focusing on industrial businesses including the machine tool industry, and turnaround situations. Mr. Silver has served on the Board of Directors of numerous public and private companies, and is currently the Chairman of the Board of T2 Corporation, a private electronics and information technology consulting business. Mr. Silver holds a BGS from the University of Michigan and an MBA from New York University’s Leonard N. Stern School of Business.
About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically-advanced, high quality, reliable products Hardinge produces.  With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.
Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.
The Company regularly posts information on its website: www.hardinge.com.

Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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